Exhibit 99.2

STRICTLY CONFIDENTIAL STRICTLY CONFIDENTIAL I NVESTOR P RESENTATION M AY 10 2017 I NVESTOR P RESENTATION P ROPOSED M ERGER N EXT D ECADE , LLC H ARMONY M ERGER C ORP . Developing Low - Cost LNG Export Solutions from the Permian Basin and Eagle Ford Shale in South Texas

PAGE 1 Disclaimer and Forward Looking Statements The information provided in this Presentation with respect to NextDecade, LLC (the “Company”) has been provided for informational purposes only . This Presentation shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction . This Presentation relates to the proposed business combination between Harmony and NextDecade and does not contain all of the information that should be considered concerning the business combination nor is it intended to provide a basis for any investment decision or any other decision in respect of the business combination . Harmony and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the special meeting of Harmony Stockholders to be held to approve the proposed business combination . Stockholders are advised to read, when available, Harmony’s definitive proxy statement in connection with the solicitation of proxies for the special meeting because these materials will contain important information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to approve the business combination . The definitive proxy statement for the special meeting will be mailed to stockholders as of a record date to be established for voting on the proposed business combination . Stockholders will also be able to obtain copies of the proxy statement, without charge, by directing a request to : Harmony Merger Corp . , 777 Third Avenue, 37 th Floor, New York, NY 10017 . The proxy statement and definitive proxy statement, once available, can be obtained, without charge, at the Securities and Exchange Commission’s internet site, www . sec . gov . Neither the Company nor any of its affiliates or representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of this Presentation or any of the information contained herein, or any other written or oral communication transmitted or made available to the recipient or its affiliates or representatives . The Company and its affiliates or representatives expressly disclaim to the fullest extent permitted by law any and all liability based, in whole or in part, on this Presentation or any information contained herein and any other written or oral communication transmitted or made available to the recipient or its affiliates or representatives, including, without limitation, with respect to errors therein or omissions therefrom . This Presentation does not attempt to present all the information that prospective investors may require . Recipients should not assume that the information in this Presentation is accurate as of any date other than May 10 , 2017 . Nothing contained herein is, or should be relied upon as, a promise or representation as to future performance . The Company does not undertake any obligation to update or revise this Presentation to reflect events or circumstances after the date of this Presentation . Certain of the information contained herein concerning industry and market data, economic trends, market position and competitiveness is based upon or derived from information provided by third - party consultants and other industry sources . While the Company believes these sources to be reliable, none of the Company or any of its affiliates or representatives can guarantee the accuracy of such information . Further, none of the Company or any of its affiliates or representatives have reviewed or independently verified the assumptions upon which projections of future trends and performance in such information are based . Recipients should not construe the contents of this Presentation, or any prior or subsequent communications from or with the Company or its advisors, as legal, tax or business advice . Each recipient should consult its own attorney and business advisor as to the legal, business, and tax and related matters concerning the Company . Forward Looking Statements This Presentation includes certain forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 , including statements regarding future financial performance, future growth and future acquisitions . These statements are based on NextDecade’s and Harmony’s managements’ current expectations or beliefs as well as assumptions concerning the events and are subject to uncertainty and changes in circumstances . Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of NextDecade’s business . These risks, uncertainties and contingencies include : business conditions ; weather and natural disasters ; changing interpretations of GAAP ; outcomes of government reviews ; inquiries and investigations and related litigation ; continued compliance with government regulations ; legislation or regulatory environments ; requirements or changes adversely affecting the business in which NextDecade is engaged ; fluctuations in customer demand ; management of rapid growth ; intensity of competition from other providers of liquefied natural gas (LNG) and related services ; general economic conditions ; geopolitical events and regulatory changes ; the possibility that the proposed business combination does not close, including due to the failure to receive required security holder approvals or the failure of other closing conditions ; and other factors set forth in Harmony’s filings with the Securities and Exchange Commission and available at www . sec . gov . The information set forth herein should be read in light of such risks . Forward - looking statements speak only as of the date of this document . Neither Harmony nor NextDecade undertakes, and expressly disclaims any obligation to, update or alter its forward - looking statements to reflect events or circumstances after the date of this Presentation, whether as a result of new information, future events, changes in assumptions or otherwise .

Contents 01 Summary 3 02 Transaction Overview 7 03 Management Team and Partners 13 04 LNG Market Overview 18 05 Project Overview 27 06 Permian Basin and Eagle Ford Shale 34 07 Appendix A: Additional Project Information 41 08 Appendix B: Shoal Point Overview 44 09 Appendix C: Valuation Assessment 48 10 Contact Information 52

Summary 1

Introduction

NextDecade
A Portfolio LNG Company

NextDecade is a liquefied natural gas ("LNG") development company focused on LNG export projects and associated pipelines in the State of Texas. The management team is comprised of industry leaders with experience across the global LNG value chain.

NextDecade's first proposed LNG export facility, the Rio Grande LNG ("RGLNG") project located in Brownsville, Texas, is optimally located in close proximity to associated and stranded gas resources in the Permian Basin and Eagle Ford Shale.

RGLNG and the associated Rio Bravo Pipeline ("RBPL"), originating in the Agua Dulce market area, are well-positioned among the second wave of U.S. LNG projects.

Using proven technology and a seasoned engineering, procurement, and construction ("EPC") contractor, NextDecade expects to provide its customers around the world with flexible solutions for low-cost, reliable LNG as the global LNG market faces an impending supply shortfall early in the next decade.

PAGE 4

Highlights (1 of 2)

NEXTDECADE
A Portfolio LNG Company

Proposed Merger

- NextDecade and Harmony Merger Corp. announced plans to merge on March 13, 2017
- All-stock transaction expected to yield combined entity with pro forma EV of approximately $1.0 billion at closing

Capital Cost, Liquefaction Technology, Engineering

- Selected proven and widely utilized technology from Air Products (C3MR™); collaborating with EPC contractor (CB&I) and key equipment providers (GE Oil & Gas) and vendors to ensure engineering and cost optimization
- NextDecade estimates construction costs for the first three liquefaction trains of the RGLNG project of $478-502/ton before owners' costs, financing costs, and contingencies; target reduction to less than $450/ton
- Finalizing negotiations for lump-sum turnkey ("LSTK") EPC contract with performance, time, and cost guarantees

Management, Current Financial Partners, Invested Capital to Date

- NextDecade's management team is comprised of pioneers in the global LNG industry with experience developing some of the most prestigious projects across the global LNG value chain
- Principal members of NextDecade include funds managed by York Capital Management, Valinor Management, and Halcyon Capital Management
- Earlier this year, GE Oil & Gas made a $25 million common equity commitment and secured right to invest up to $1.0 billion of project-level financing (equity or debt) for RGLNG at final investment decision ("FID")
- NextDecade continued investing during the commodity downturn in 2015 and 2016 to further drive down the overall project cost, and believes its resulting advanced position facilitates an expected FID in mid-2018

PAGE 5

Highlights (2 of 2)

NEXTDECADE
A Portfolio LNG Company

Commercial

- Executed non-binding Heads of Agreement (“HOAs”) with prospective customers; substantive sale and purchase agreement (“SPA”) negotiations ongoing with array of customers in Asian, European, and other global markets
- Choice of flexible offtake contracting models such as tolling, free on board (“FOB”) or delivered ex-ship (“DES”); also deploying strategies for customers to capture full LNG value chain through collaboration with producers

Gas Supply

- NextDecade’s RGLNG is optimally located close to key reserve basins (especially the Permian Basin and Eagle Ford Shale) with large quantities of associated gas (a byproduct of oil production)
- Significant gas production with anticipated takeaway capacity constraints could lead to negative price differential vis-à-vis Henry Hub, potentially affording RGLNG a competitive advantage relative to other project sponsors

Valuation

- NextDecade and Harmony believe transaction valuation is at a significant discount to intrinsic value derived from a discounted cash flow (DCF) analysis and public market peer-group valuations (see slide 49)
- Business combination expected to close in mid-2017

Regulatory

- RGLNG and RBPL filed formal Federal Energy Regulatory Commission (“FERC”) applications on May 5, 2016
- Draft Environmental Impact Statement (“DEIS”) expected to be issued in mid-2017
- Final authorization expected in mid-2018

PAGE 6

Transaction Overview 2

Proposed Merger: Overview

NextDecade
A Portfolio LNG Company

Harmony Merger Corp. (NASDAQ: HRMN, HRMNU, HRMNW) ("Harmony") and NextDecade, LLC ("NextDecade") have executed a definitive merger agreement ("Agreement") for a business combination transaction ("Proposed Merger"), which would result in NextDecade becoming a publicly listed company. The Proposed Merger is expected to close in mid-2017.

Proposed Merger Details

- The Proposed Merger is expected to yield a combined entity with a pro forma enterprise value of approximately $1.0 billion at closing.
- Harmony and NextDecade believe this transaction represents an opportunity to invest at a discount to the intrinsic valuation derived from a discounted cash flow (DCF) analysis and public market peer-group valuations (assuming just 3 out of 6 trains at RGLNG take FID).*
- Following a vote on the extension of its corporate existence on March 27, 2017, Harmony, a NASDAQ-listed Special Purpose Acquisition Company ("SPAC"), has $112.8 million of cash in trust as of April 1, 2017. As a condition of the Proposed Merger, Harmony must have at least $25 million of cash in its trust account at closing.
- If the Proposed Merger is completed, Harmony will issue to NextDecade members approximately 97.87 million shares of Harmony common stock at closing, with up to 19.57 million additional contingent shares issued to NextDecade members upon the achievement of certain milestones.
- Assuming no redemptions by Harmony stockholders, current Harmony stockholders will own approximately 13.0 percent of the combined company immediately following the Proposed Merger. [1]
- Completion of the Proposed Merger is subject to approval of the Harmony stockholders and certain customary conditions. The Proposed Merger is expected to close in mid-2017.

Combined Entity Ownership Structure[1]

Harmony Stockholders 13.0%

NextDecade Members 87.0%

NextDecade
A Portfolio LNG Company

Rio Grande LNG, LLC
Liquefaction | 27 mtpa

Rio Bravo Pipeline Company, LLC
Pipeline | 4.5 Bcf/d

Pelican Island LNG, LLC
Liquefaction (Shoal Point)

El Dorado Pipeline, LLC
Pipeline

FSRU and LNG Trading Advisory Services

1: Pending completion of merger. Ownership percentages are estimates, and assume no redemptions by Harmony stockholders and no additional investment in NextDecade prior to the closing of the Proposed Merger. The list of NextDecade subsidiaries is not necessarily exhaustive.

*Intrinsic valuation derived from discounted cash flow analysis of NextDecade's terminal value utilizing assumed EBITDA terminal value multiples, MLP cash flow yields, and various discount rates.
Peer-group may include Cheniere Energy, Inc. (LNG), Liquefied Natural Gas Ltd (LNGL), and Tellurian, Inc. (TELL).

PAGE 8

PAGE 9 NextDecade and Harmony believe the Proposed Merger creates value for both companies’ current and future stakeholders, positioning RGLNG for positive FID in mid - 2018. *Intrinsic valuation derived from discounted cash flow analysis of NextDecade’s terminal value utilizing assumed EBITDA termi nal value multiples, MLP cash flow yields, and various discount rates. Peer - group may include Cheniere Energy, Inc. (LNG), Liquefied Natural Gas Ltd (LNGL), and Tellurian, Inc. (TELL). NextDecade is likely to experience ce rtain operating budget increases as a result of becoming a public company. NextDecade is not now, and will not be immediately post - merger, a master limited partnership (“MLP”). • Public listing enhances global profile among prospective customers, financing counterparties, and strategic partners of NextDecade’s LNG export projects and associated pipelines in Texas • Proposed Merger expected to enhance NextDecade’s ability to provide solutions to customers and producers, affording access to public markets and bolstering its cash position prior to a positive FID • NextDecade to achieve further de - risking of its projects via a lower cost of capital enhancing the ability to attract additional world - class customers and partners with binding commercial offtake and gas supply • Partnership with Harmony’s principal executives affords NextDecade incremental expertise in public company operations Harmony Rationale • Proposed Merger provides Harmony stockholders a unique opportunity to participate in the U.S. LNG export market through projects with access to abundant and low - cost natural gas resources in the Permian Basin and Eagle Ford Shale • With significant invested capital to date, NextDecade plans to secure project - level financing to enable construction of liquefaction facilities and pipelines with residual cash flows to NextDecade stockholders • Proposed all - stock transaction valued at a discount to the intrinsic valuation derived from a discounted cash flow (DCF) analysis and public market peer - group valuations (assuming just 3 out of 6 trains at RGLNG take FID)* NextDecade Rationale Proposed Merger: Rationale

PAGE 10 NextDecade is a LNG development company focused on LNG export projects and associated pipelines in the State of Texas. NextDecade’s first proposed LNG export facility, RGLNG in Brownsville, Texas, along with the associated RBPL originating in the Agua Dulce market area, is well - positioned among the second wave of U.S. LNG projects. Rio Grande LNG Overview • 984 - acre site optimally located in the Port of Brownsville, Texas, in close proximity to associated and stranded gas resources in the Permian Basin and Eagle Ford Shale • Planned capacity of 27 million tons per annum (mtpa) (6 trains x 4.5 mtpa each) • Significant volume of HOAs signed • Up to 4.5 Bcf/d from key Texas hub via planned RBPL • FERC application filed May 2016; draft EIS expected in mid - 2017 • DOE authorization for FTA countries; non - FTA approval pending • Start - up planned for 2022 • Second 994 - acre site leased on the Houston Ship Channel in Texas City (Shoal Point) Competitive Advantages • Competitive EPC costs, with construction cost estimates of $478 - 502/ton before owners’ costs, financing costs, and contingencies, and with target cost reduction to less than $450/ton • Proximity to low - cost feed gas sourced from Permian Basin and Eagle Ford Shale • Proven and widely utilized Air Products C3MR™ technology • Experienced team, strong relationships with technical and commercial partners • Limited project and ship channel congestion at Brownsville site • Flexible offtake models (toll, FOB, and DES) NextDecade: Overview Artist’s Rendering

NextDecade: Company Highlights

NEXTDECADE
A Portfolio LNG Company

Positioned to Become a Leader Among the Second Wave of U.S. LNG Projects

- The RGLNG project is a planned LNG export facility to be located in the Port of Brownsville, Texas. The associated 137-mile RBPL is to originate in the Agua Dulce market area. Together, the projects are positioned to monetize gas reserves of West and South Texas, benefiting from proximity to recent discoveries in the Permian Basin and Eagle Ford Shale.
- NextDecade has selected technology from Air Products and General Electric, which are used in a wide array of LNG projects around the world, including in several LNG projects under construction in the United States. With global expertise in LNG EPC projects, Chicago Bridge & Iron (CB&I) provided NextDecade's front-end engineering and design ("FEED") work. NextDecade is currently progressing design, regulatory, engineering, and commercial activities.
- We believe NextDecade's management team has developed some of the most prestigious projects across the LNG value chain, bringing expertise in the technical, commercial, financial, regulatory, and legal aspects of its projects. NextDecade's principal equity holders include funds managed by York Capital Management, Valinor Management, and Halcyon Capital Management, as well as GE Oil & Gas.
- The RGLNG project and associated RBPL are scalable. As designed, NextDecade can take a positive FID based on only two trains.
- NextDecade submitted its pre-filing request to the FERC in March 2015 and filed its formal application in May 2016. The company has robust commercial offtake and gas supply strategies in place, and has previously signed HOAs for significant LNG volumes, indicating strong market interest.

York Capital Management | Valinor Management | Halcyon Capital Management | GE Oil & Gas



Artist's Rendering


Anadarko
Fayetteville
Permian
Barnett
Haynesville
Eagle Ford
Gulf Coast

PAGE 11

NextDecade: Summary Projections

NEXTDECADE
A Portfolio LNG Company

Shown below are summary projections for NextDecade including anticipated operations at its RGLNG and RBPL facilities. For more information, prospective investors are encouraged to review the proxy statement filed with the SEC for the special meeting of Harmony stockholders to approve the Proposed Merger.

NextDecade Summary Projections

($ Millions)	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E
Revenue (1)	$ -	$ -	$ -	$ -	$ -	$ 593	$ 1,863	$ 2,630	$ 3,635	$ 4,654	$ 4,962
EBITDA (2)	$ (44)	$ (71)	$ (90)	$ (184)	$ (320)	$ 150	$ 1,250	$ 1,905	$ 2,750	$ 3,626	$ 3,892
Pre-Tax Unlevered Operating Cash Flows (3)	$ (44)	$ (71)	$ (90)	$ (184)	$ (320)	$ 147	$ 1,237	$ 1,886	$ 2,721	$ 3,587	$ 3,844

1) Revenue is assumed to comprise anticipated revenue associated with the liquefaction services NextDecade will conduct for its customers from all six RGLNG proposed liquefaction trains as well as operations from its planned RBPL. The figure does not assume NextDecade generates revenue from the sale of natural gas itself. A portion of NextDecade's assumed liquefaction fee inflates at a fixed rate per year to cover operations and maintenance ("O&M").*
2) EBITDA is a non-GAAP measurement defined as net earnings before interest expense, taxes, depreciation and amortization.
3) Pre-tax unlevered operating cash flows is a non-GAAP measurement defined as EBITDA (as defined in (2) above) less projected operating capital expenditures and does not include anticipated capital expenditures associated with the construction of NextDecade's assets.*

*** Not all of the information necessary for a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure is available to NextDecade without unreasonable effort. The probable significance of providing such non-GAAP measures is that the corresponding GAAP measure could be materially different from the non-GAAP measures.**

IMPORTANT NOTE: The above is presented on the basis of NextDecade assumptions and projections. Assumptions and projections are inherently hypothetical and subject to revision. Actual results may differ materially. Prospective investors are encouraged to review Harmony's proxy materials as they contain important information about investment opportunities in NextDecade, Harmony, and/or the combined entity. In the event of a discrepancy between the proxy statement and this presentation, the proxy statement shall supersede this presentation.

PAGE 12

Management Team and Partners 3

NextDecade: Management

NEXTDECADE
A Portfolio LNG Company

NextDecade is supported by a management team that has experience developing some of the most prestigious projects across the global LNG value chain.

Kathleen Eisbrenner **Chief Executive Officer**	Kathleen Eisbrenner oversees development and execution of NextDecade's liquefaction and pipeline strategies. She was formerly executive vice president at Royal Dutch Shell, where she was responsible for the company's global LNG portfolio management and LNG trading. Prior to Shell, Eisbrenner was the founder and CEO of Excelerate Energy, focused on developing the Floating Storage Regasification Unit ("FSRU") industry. Eisbrenner also held various senior management positions at El Paso Energy. Eisbrenner is a member of the National Petroleum Council, American Bureau of Shipping, JERA's Fuel Business Expert Advisory Board, and Junior Achievement of Southeast Texas, among others. She is a former member of the Board of Directors of Chesapeake Energy. Eisbrenner holds a Bachelor of Science degree in civil engineering from the University of Notre Dame.
René van Vliet **Chief Operating Officer**	René van Vliet is responsible for developing midstream LNG solutions at NextDecade. Prior to his work at NextDecade, van Vliet worked at Shell International for almost 32 years, most recently as vice president of Global LNG, Shell Gas & Power. He has been involved in LNG developments since 1992, overseeing projects on four continents. During his time at Shell, he was responsible for a global LNG project portfolio, including land-based LNG, floating LNG, regasification, and small-scale LNG. van Vliet holds a Master of Science degree in civil engineering from the Technical University of Eindhoven.
Ben Atkins **Chief Financial Officer**	Ben Atkins is responsible for NextDecade's financial strategy, reporting, controls, and budgeting. Before joining NextDecade, Atkins served as senior vice president at GE Capital, where he spent 10 years primarily in underwriting and portfolio management roles for thermal power and midstream equity investments. Atkins previously worked at McKinsey & Company and as a risk manager in State Street Corporation's Securities Finance division. Atkins is a CFA charterholder and a licensed Certified Public Accountant in Connecticut and Texas. He was valedictorian of his class at the United States Naval Academy, and served as a nuclear engineer in the United States Navy Submarine Force.
Alfonso Puga **Chief Commercial Officer**	Alfonso Puga oversees NextDecade's efforts to sign long-term offtake contracts with NextDecade's customers around the world. Puga has spent more than 18 years in the natural gas and LNG industries, initially at Gas Natural and then Union Fenosa Gas, where he managed a portfolio of 6 Bcm of LNG. Following his time at Union Fenosa, Puga worked at both Essent Trading (today RWE) and Goldman Sachs, where he formed the LNG trading desk. Puga holds a degree in Industrial Electrical Engineering from the Polytechnic University of Catalonia and earned an Executive MBA from the IMD-Lausanne.
Shaun Davison **SVP, Development & Regulatory Affairs**	Shaun Davison leads NextDecade's commercial project development efforts in North America. Davison has spent more than 20 years in the energy industry including with Consolidated Natural Gas and Dominion Resources, where he focused on business development, marketing, corporate strategy and major M&A transactions including Dominion's purchase of the Cove Point LNG import terminal. Davison previously worked for Teekay Corporation and Excelerate Energy, where he led global project development for LNG regasification opportunities in nine countries and managed small-scale LNG projects in the Caribbean and Baltic regions. He holds a Bachelor of Science degree in management science and economics from West Virginia Wesleyan College and a Master of Business Administration from West Virginia University.
Krysta De Lima **General Counsel**	Krysta De Lima is responsible for all of NextDecade's legal and contractual matters. De Lima worked in Bechtel's Oil, Gas and Chemicals business unit where she advised on major EPC contracts and transactions across the globe. Prior to that, De Lima served as lead counsel at BG Group plc where she advised on upstream, midstream and downstream projects and investments, including on BG Group's investments in all four trains at Atlantic LNG in Trinidad. Prior to BG Group, De Lima worked in private practice at Arthur Andersen. De Lima is qualified to practice law in New York, France, England, the British Virgin Islands and Trinidad and Tobago.

PAGE 14

NextDecade: Management LNG Experience

NEXTDECADE
A Portfolio LNG Company

The management team at NextDecade possesses extensive LNG experience and, at prior projects, has successfully executed numerous long-term LNG contracts. Projects and companies associated with the management team's industry experience are detailed below.



Regasification Terminals

- Elba Island, U.S.
- Cove Point, U.S.
- Lake Charles, U.S.
- Altamira, Mexico
- Hazira, India
- Guandong, China
- Gate, Netherlands
- Dragon, UK
- Fos Cavaou, France
- Rivethousa LNG, Greece
- Sines LNG, Portugal
- Pengerang LNG, Malaysia



FSRUs

- 8 New-build FSRU vessels
- Gulf Gateway, U.S.
- Northeast Gateway, U.S.
- Aguirre GasPort, Puerto Rico*
- Teesside GasPort, UK
- Mina al Ahmadi, Kuwait
- Hadera Gateway, Israel*
- Port Qasim GasPort, Pakistan*
- Jebel Ali, Dubai^
- Aqaba, Jordan
- Tema, Ghana



Liquefaction Terminals

- Qatar Gas IV
- Sakhalin 2, Russia
- Nigeria LNG T6
- Gorgon LNG, Australia
- Atlantic LNG (T1-4), Trinidad
- Damietta, Egypt
- Qalhat LNG, Oman
- Woodside LNG, Australia
- Brunei LNG
- Malaysia LNG Tiga
- Prelude FLNG, Australia
- Tamar FLNG, Israel



Pipelines

- BG/Spectra BC LNG
- Nabucco West JV
- BEP JV, Germany
- Nabucco West JV
- Rehab Project, Egypt
- Dapeng LNG, China
- BP TriStates NGL JV
- Alaska Pipeline
- Cove Point expansion
- Greenbrier

*NextDecade personnel involved at early stage. Project completed by Excelerate. Excelerate is not affiliated with NextDecade. | ^ On behalf of Shell

PAGE 15

PAGE 16 World - Class Partners EPC Contractor • CB&I, one of the world’s premier LNG EPC firms, has been involved in the development of LNG projects for over 50 years • NextDecade is in the process of finalizing detailed negotiations for a LSTK EPC contract with CB&I, including performance, ti me, and cost guarantees Technology Partner • NextDecade and GE Oil & Gas have signed an agreement stipulating, inter alia, that NextDecade would commit to using GE’s comp res sor technology for the liquefaction trains’ rotating equipment • The agreement involves a $25 million common equity commitment and a right for GE to invest up to $1.0 billion in the RGLNG pr oje ct at FID Development Capital Financial Advisor • Height Securities is serving as financial advisor to NextDecade on the Proposed Merger • Height has deep expertise in raising development equity for midstream energy firms, with a particular focus on the global LNG ma rket Project Finance Advisors • Societe Generale and Macquarie Capital have been engaged to provide advisory services for FID debt/equity • They are leading firms for Oil & Gas advisory services in the Americas, with significant roles in numerous LNG financings Owner’s Engineer for FERC Process • CH - IV has provided support and world - class engineering services to multiple LNG projects, including Cove Point, Lake Charles Tru nkline, Freeport, Magnolia, and other international projects including those in Papua New Guinea and Indonesia Regulatory Counsel for FERC Process • Orrick has than 1,200 lawyers in over 25 cities around the world, with significant energy, regulatory and LNG experience • Significant experience representing developers, off - takers and equity investors in U.S. Gulf Coast LNG projects regarding FERC a pprovals, issues, documentation, negotiations, siting, construction, operations and expansions Legal Counsel • King & Spalding has been involved in the development of the material contracts for RGLNG and RBPL, based on its extensive exp eri ence with project - financed LNG projects around the world Insurance Broker • Willis Towers Watson currently manages NextDecade’s insurance and has supported 17 liquefaction facilities around the world i ncl uding 6 currently under construction

PAGE 17 NextDecade has strong financial partners in York Capital Management, Valinor Management, Halcyon Capital Management, and GE Oil & Gas. » York Capital Management ∙ ND Board: Matthew Bonanno, David Magid, William Vrattos - AUM: $17 billion* - Founder: James Dinan (1991) - York Capital Management is a global investment firm that seeks to generate attractive risk - adjusted returns across business and market cycles through a combination of focused research, investment selection, and disciplined risk management. York Capital Management invests in distressed and event - driven strategies in both public and private assets. » Valinor

NextDecade: Current Financial Partners

NextDecade
A Portfolio LNG Company

NextDecade has strong financial partners in York Capital Management, Valinor Management, Halcyon Capital Management, and GE Oil & Gas.

York Capital Management | Valinor Management | Halcyon Capital Management | GE Oil & Gas

Financial Entities

- **York Capital Management** · ND Board: Matthew Bonanno, David Magid, William Vrattos
  - **AUM:** $17 billion*
  - **Founder:** James Dinan (1991)
  - *York Capital Management is a global investment firm that seeks to generate attractive risk-adjusted returns across business and market cycles through a combination of focused research, investment selection, and disciplined risk management. York Capital Management invests in distressed and event-driven strategies in both public and private assets.*
- **Valinor Management** · ND Board: Brian Belke
  - **AUM:** $3 billion*
  - **Founder:** David Gallo (2007)
  - *Valinor Management is a long-term value investor that employs a disciplined, bottom-up fundamental approach to its investment process. The firm primarily invests in public markets, but has a number of private investments in its portfolio and a private equity fund.*
- **Halcyon Capital Management** · ND Board: Avinash Kripalani
  - **AUM:** $9 billion*
  - **Founder:** Alan B. Slifka (1981)
  - *Halcyon Capital Management seeks to provide clients with solutions to their investment needs offering commingled funds, managed accounts, CLOs and bespoke structures. Halcyon has institutionalized investment, research, and risk management processes across its strategies.*

Strategic Entities

- **GE Oil & Gas**
  - Under an investment agreement executed earlier this year, GE Oil & Gas has made a $25 million common equity commitment ($15 million of which has been invested to date).
  - Under a framework agreement, NextDecade named GE Oil & Gas as the exclusive supplier of gas turbine and compressor equipment for the first three liquefaction trains of the RGLNG project.
  - NextDecade and GE agreed upon an option for GE to provide a limited notice to proceed ("LNTP") facility amounting to $150 million to place orders for long-lead time equipment items.
  - GE was also granted a right to invest up to $1.0 billion of project-level financing (equity or debt) for RGLNG at FID.
- **Strategic Partners**
  - Harmony and NextDecade have reserved $100 million of capacity for strategic partners to invest in NextDecade prior to the closing of the Proposed Merger. Pursuant to the definitive merger agreement filed with the SEC on April 18, 2017, strategic partners could receive a discount to the transaction price.

* AUM figures are approximate.

PAGE 17

LNG Market Overview 4

Global LNG Market: Highlights

NextDecade
A Portfolio LNG Company

LNG demand is projected to rise for the foreseeable future, driven by a number of factors. While currently oversupplied, the LNG market is expected to enter a prolonged period of shortage in the early 2020s, according to an array of industry consultants.

- **Strengthening Global Demand**. We believe LNG demand will rise over the coming years, driven by widespread interest in cleaner-burning, higher-yielding fuels, increased coal plant retirements, geopolitical considerations, and burgeoning demand from new buyers.
- **U.S. LNG Sought After**. We believe traditional LNG buyers are seeking to diversify away from oil-linked contracts and are looking to increase destination flexibility; as a result, low-cost U.S. LNG is poised to capture market share, supported by the country's abundant gas supply—particularly, in the case of NextDecade, access to cheap and abundant associated gas from the Permian Basin and Eagle Ford Shale—existing pipeline infrastructure, geopolitical trade considerations, and a competitive project execution environment.
- **Supply Shortfall**. A global supply shortfall is developing as LNG market dynamics are shifting towards new and emerging markets, with burgeoning sector opportunities – such as LNG-to-power – adding to global LNG demand. Diminishing resources in historically abundant LNG markets, as well as expiring contracts (not necessarily re-contracting with existing providers) in an array of jurisdictions, further increase the desire among LNG buyers and importers to diversify their supply with reliable and cost-effective solutions. NextDecade plans to commence commercial operations of its RGLNG facility in time for a global supply shortfall expected in 5-7 years.[1]
- **Growing Regasification Capacity**. According to the International Gas Union, since 2014, ten countries have constructed almost 50 mtpa of regasification capacity, with a further 60 mtpa already under construction and expected to be operational by the end of 2017 boosting the need for LNG. As the LNG market expands and more companies explore import options aided by FSRUs, we believe a wide variety of importers will emerge leading to increased demand for LNG.

FSRU Growth[2]


Existing
Under Construction
Proposed


LNG-fuelled

1: Energy Information Administration | 2: Wood Mackenzie

PAGE 19

PAGE 20 Global environmental considerations in addition to burgeoning technologies and market applications are further anticipated to increase LNG demand. » Environmental and Political Drivers . Many countries have implemented clean energy policies, aimed at lowering the level of greenhouse gas (GHG) emissions. LNG has a higher energy yield and lower greenhouse gas emissions than conventional hydrocarbons such as coal and oil, and is therefore a likely beneficiary of these policies. These policies have been set forth by some of the largest multinational entities, such as the European Commission, but also many emerging markets (recent milestone: UNFCCC Paris Agreement, April 2016). » Renewable Energy Shortfalls . Renewables continue to rise in popularity and market penetration, but several hurdles still remain to wide - scale acceptance. Renewable energy sources can be unpredictable (i.e. at night or when there’s no wind) and require back - up and grid stabilization. Natural gas - fired power generation is an ideal solution for these and other reasons. » Greater Technologies Drive Market Access . Emerging countries seeking new sources of power generation have had difficulty developing large - scale, multi - billion dollar, conventional onshore projects. New technologies, namely FSRUs, offer smaller players the ability to import marginal volumes of LNG for minimal capital costs. FSRUs have also been used as predecessors for larger projects. » Broad Market Applications . LNG can be used for multiple applications, but LNG as a transport fuel has yet to achieve significant market presence in the marine, rail, and tractor trailer sectors. For environmental reasons, a transition from fuel oil to LNG may drive growth in marine applications. LNG Demand: Powerful Forces Support Growth Source: Wood Mackenzie

U.S. Gulf Coast LNG: Highlights

NEXTDECADE
A Portfolio LNG Company

NextDecade's commercial progress to date indicates strong market interest and, more specifically, interest in feed gas sourced from West and South Texas, which benefits from low-cost associated gas as production in key basins (Permian Basin and Eagle Ford Shale) is expected to create more supply than available demand.

- Cheap Feedstock Gas. We believe RGLNG is the most proximate LNG project to the robust reserves and production of the Permian Basin and Eagle Ford Shale providing it with access to some of the cheapest feedstock gas in the U.S. Excess gas cannot be flared for extended periods of time in the State of Texas.[1] Thus, associated gas break-evens in the Permian Basin imply "negative" basis, providing an opportunity for gas to reach Gulf Coast markets economically. We believe stable outlets like LNG export facilities are likely more attractive for gas producers than domestic options where incremental demand may be limited.
- Infrastructure Expansion. We believe NextDecade's RBPL, designed to interconnect with eight existing pipelines with a combined throughput capacity of 6.7 Bcf/d, will have supply flexibility and competitive pricing. Eastward takeaway capacity is already expanding in the region, with high-profile plans over the next 12-18 months among key sponsors such as Enterprise, Energy Transfer, and others.[2]
- Significant Local Investment. Significant local investment has led and is anticipated to lead to even more production and resource discoveries. Apache Corporation recently confirmed the discovery of a significant new resource play, the "Alpine High," in the southern portion of the Delaware Basin with 75 Tcf of rich gas in place.[3] Overall, the Permian Basin saw nearly $30 billion of M&A activity in 2016; drilling and completion ("D&C") spending is expected to increase in the coming years which will only further increase supply.[4] Recent activity highlights strong interest in the region, and includes (among others) a working interest acquisition by Blackstone Energy Partners and Sanchez Energy in the Western Eagle Ford Shale, as well as increased capital budgets and acreage accumulation by leading return-oriented producers (e.g. Pioneer Natural Resources, EOG Resources).[5] Significant gas production relative to anticipated takeaway capacity constraints could lead to negative basis as compared to Henry Hub, affording NextDecade a competitive advantage relative to other second-wave U.S. LNG project sponsors.




100
80
60
40
20
0
2005
2010
2015
2020
2025
2030
Haynesville
Anadarko
Permian
Eagle Ford
Northeast
Rest Of US

1: Railroad Commission of Texas, Statewide Rule 32 | 2: Company Presentations and Public Statements | 3: Apache Corporation Press Release, September 7, 2016 | 4: Dealogic, November 28, 2016 | 5: Company Presentations and Public Statements | Graph info sourced from Ponderosa Energy

PAGE 21

PAGE 22 NextDecade believes the LNG market is headed towards a shortage, likely to occur between 2022 - 2024, driven by growing demand and certain supply challenges. In 2015, the global LNG trade topped 244 million tons, and is poised to grow at a 5.5 - 7.5% CAGR throu gh 2024. 1 NextDecade believes LNG demand is likely to increase materially over the coming years, driven by both established player growth and demand from emerging economies, and views this growth as a chance to capture stable cash flows with a superior execution strategy. • NextDecade’s upside emerging demand represents the increased potential demand for LNG, assuming complete power conversion (co al - and oil - fired plants to gas - fired) and mitigated credit risks • FSRUs are expected to bring LNG to new markets more quickly and efficiently • NextDecade’s flexible pricing model can be compelling for traditional importers and markets (e.g. Japan) but also new buyers as well Key Demand Geographies Northern Asia • Despite lifting fewer volumes in 2015 than in years prior, the two largest demand markets (Japan and South Korea) continue to indicate LNG will remain a critical component of their energy mix moving forward. Emerging Asia • About 25% of demand growth is projected to come from countries who do not import LNG today. 1,2 These smaller countries may elect to utilize small - scale facilities or FSRUs to develop domestic demand at lower capital costs. Europe • Some of the largest European markets, namely Spain and the UK, have absorbed both incremental cargoes and those bound for Asia in 2014. As such, Europe presents a promising source of demand growth in the near term. • The Paris Climate Agreement, binding as of early November 2016, continues to drive developed economies towards lower - carbon fuels such as LNG. Furthermore, the European Commission has implemented several initiatives to reduce energy dependence on Russia, with LNG presenting an economical alternative to pipeline gas. Global LNG Demand Growth Detail, 2014 to 2025 (mtpa) 1 LNG Market Overview: Demand 238 147 44 98 98 0 100 200 300 400 500 600 2014 Demand Established Player Growth Emerging Demand Upside Emerging Demand 2025 Demand 384 44 Demand CAGR Upside Case 526 mtpa 7.48% Base Case 428 mtpa 5.48% 526 1: Wood Mackenzie; 2: 2016 World LNG Report, IGU | Certain statistics and general information sourced from Shell LNG Outlo ok 2017

PAGE 23 Through 2023, 80 mtpa of demand (and 190 mtpa through 2030) is expected to free up as legacy contracts expire and customers look to switch to U.S. LNG providers; we believe NextDecade is well positioned to capitalize on these anticipated roll - off volumes. Source: GIIGNL Annual Report 2017 0 25 50 75 100 125 150 175 200 2017 2019 2021 2023 2025 2027 2029 Incremental Volume Cumulative Volume Contract Expiration Year Incremental Volume (mtpa) Cumulative Volume (mtpa) Key Contracts (mtpa) 2017 4.9 4.9 Bontang LNG / CPC (1.8) Sonatrach / ENI (1.3) 2018 7.2 12.1 Atlantic LNG / ENGIE (1.6) Qatargas IV / Uniper (1.5) 2019 16.6 28.7 Adgas / JERA (4.3) Sonatrach / ENGIE (3.7) 2020 5.7 34.4 Bontang / JERA (2.0) Malaysia LNG / CPC (2.0) 2021 16.2 50.5 Qatargas I / JERA (5.0) Qatargas I / Chugoku Electric (2.0) 2022 8.1 58.6 Nigeria LNG / Enel (2.4) Darwin LNG / JERA (2.0) 2023 22.1 80.7 Brunei LNG / JERA (3.4) Equatorial Guinea LNG / Shell (3.3) 2024 10.6 91.3 Oman LNG / KOGAS (4.1) Nigeria LNG / Gas Natural Fenosa (2.0) 2025 16.8 108.0 Idku LNG / ENGIE (3.6) Atlantic LNG / BP (2.5) 2026 18.6 126.6 Idku LNG / Shell (3.6) RasGas III / KOGAS (2.1) 2027 12.0 138.7 RasGas II / EDF Trading (3.4) Nigeria LNG / Shell (3.1) 2028 21.4 160.0 RasGas II / Petronet (5.0) Peru LNG / Shell (4.2) 2029 18.7 178.7 Tangguh LNG / Sempra LNG (3.7) Malaysia LNG Tiga / CNOOC (3.0) 2030 10.9 189.6 Curtis Island LNG / KOGAS (3.5) Withnell Bay LNG / GDLNG (3.3) Contract Roll - Off Volume by Year (mtpa) LNG Contract Roll - Off

FSRU Growth: Ideally Placed to Capitalize

NextDecade
A Portfolio LNG Company

FSRUs present a valuable opportunity for NextDecade to access currently underserved or nonexistent LNG markets. Members of NextDecade's management team have experience with FSRUs, which represents a source of competitive advantage vis-à-vis competing LNG project sponsors.

FSRUs Offer Several Advantages*

- Lower capital requirements
- Shorter lead times
- Reduced regulatory burden
- Less risk to developers

Easier market entry for new participants and non-traditional customers


Existing
Under Construction
Proposed

NextDecade Poised to Capture FSRU Growth

- Members of NextDecade's management team have been involved with multiple FSRU projects on four continents, and intend to use their experience to create demand through NextDecade's consulting arm, NextDecade Global Solutions (NDGS)
- FSRUs are expected to be a major component of demand growth. In 2015, three new countries began importing LNG utilizing FSRUs: Egypt, Jordan, and Pakistan, with additional projects expected in the near future (Russia, Colombia, Uruguay, Dominican Republic, Malta, Bangladesh, 2nd Abu Dhabi, 2nd Pakistan)

Members of NextDecade's management team have past involvement in FSRU development, which represents a source of competitive advantage vis-à-vis competing LNG project sponsors.

Source: Wood Mackenzie, Company Management
* In certain geographies and cases, relative to land-based regasification facilities

PAGE 24

PAGE 25 0 100 200 300 400 500 600 2010 2015 2020 2025 2030 2035 Post-FID Effective Capacity 100% Utilization Demand While the quantum of proposed projects around the world indicates a much larger surplus than projected, many proposed project s a re unlikely to take FID for a number of reasons, including feed gas issues, regulatory challenges, environmental opposition, and un competitive capital costs and pricing. As NextDecade continues to de - risk its development, other projects have failed and faced challenges a ttracting requisite development capital and buyers. 1. Overly - bullish expectations for Asian demand do not materialize in the wake of mild winters and nuclear restarts. The somewhat f lat demand curve was also driven by supply constraints, leading to higher prices and supply additions. Several new projects are sanctioned based on newly economi cal reserves in the U.S. and Australia. 2. As the new wave of LNG projects come online, the market becomes flooded with excess gas that increasingly is sent to spot mar ket s. 3. Structural demand drivers, such as expiring contracted volumes, increasingly - depleted domestic gas supplies, and geopolitical co nsiderations eventually overtake supply before 2025. Key Supply Geographies Atlantic Basin • The US is poised to become a major exporter in the coming years, although many proposed projects may not be constructed due to a failure to secure customers, regulatory approval, or capital. • Atlantic LNG, currently the largest producer in the Atlantic Basin, has faced gas supply shortages of over 30% this year, with no significant improvement in the foreseeable future. 1 Middle East and North Africa • Aging resource basins utilizing older technologies have seen many projects reduce their output volumes to preserve pricing, instead of increasing production to build market share. 2 • Additionally, burgeoning domestic demand may temper or eliminate export expectations for traditional producers like Egypt, Oman, and Nigeria. 2 Australia • Two of Australia’s largest projects, Gorgon LNG and Wheatstone LNG, have experienced cost over - runs of 46% and 17%, respectively. Australian projects collectively have booked over $50 billion of unanticipated costs. 3 • As the domestic market continues to face shortages, there is increasing scrutiny on development - stage cost projections. • In April 2017, the Turnbull government announced its intention to impose export controls during periods of shortages in the domestic market. Global LNG Supply / Demand Balance (mtpa) Source: Wood Mackenzie New supply + demand slowdown Oversupply Tightening 1 2 3 NextDecade Projected Market Entry 1 2 3 Chart Indicators 1: Atlantic LNG Company of Trinidad and Tobago; 2: 2016 World LNG Report, IGU ; 3: Financial Times | Statistics and general information sourced from Shell LNG Outlook 2017 LNG Market Overview: Supply

PAGE 26 U.S. LNG has emerged as a new source of low - cost supply by bringing new technologies to market, lowering capital requirements, breaking industry orthodoxy of oil - linked contracts, and utilizing its well - established regulatory process. Shown below, U.S. Gulf Coast LNG is among the most competitively priced in the world. Source: Wood Mackenzie Key Assumptions: Henry Hub = $3 / MMBtu, unlevered after - tax returns of 12%. “SE Asia” refers to 28 mtpa in Papua New Guinea and Indonesia. Includes only online or under - construction projects (no pre - FID). The FOB breakeven price is the gas price required for a project to achieve target IRR over the full life of the project. In segmented pr ojects, where multiple upstream supply areas provide feed gas to the plant, the total upstream breakeven price is based on the weighted average cost of the individual upstream breakeven prices. The breakeven price is cal cul ated across the life of the project, is quoted in US$/mmBtu and is in money - of - the - day terms. Post - tax, with liquids. LNG Delivered Price – N. Asia ($ / MMBtu) LNG Delivered Price – Europe ($ / MMBtu) U.S. Production: Significant Cost Advantages $0 $4 $8 $12 $16 $20 Gulf Coast SE Asia E Africa W Canada NW Australia $0 $4 $8 $12 $16 $20 SE Asia Gulf Coast E Africa W Canada NW Australia

Project Overview 5

PAGE 28 NextDecade has made substantial progress with prospective customers to date. NextDecade is in the midst of advanced negotiations with an array of prospective customers in key Asian, European, and other global markets that comprise portfolio buyers, traders, and utilities in these jurisdictions, among others. » NextDecade’s management team intends to leverage its experience from decades in the natural gas and LNG industries to create and/or capture substantial demand from both new and existing buyers. » In particular, NextDecade’s management has distinctive knowledge of and experience with developing FSRUs, enhancing the prospect of capturing new demand growth in emerging markets. » Ms. Eisbrenner, NextDecade’s Chairman and CEO, is a member of the National Petroleum Council. Additionally, she was invited to sit on JERA’s Fuel Business Expert Advisory Board in 2017. JERA is the world’s largest LNG buying consortium, and this role elevates NextDecade’s profile and credibility among critical East Asian customers. » NextDecade plans to accommodate various levels of buyer sophistication, and as such can offer various pricing models, including pure toll, FOB, and DES. Prospective Customer Overview » NextDecade has engaged a variety of potential customers, almost all of which represent “end - use” demand, in key markets around the globe. » Many of these prospective customers have indicated an interest in diversifying away from oil - linked supplies, and further diversifying from Henry Hub - linked U.S. supplies. » NextDecade is in ongoing discussions with (i) international oil companies, (ii) established utilities currently importing LNG and facing contract roll - off or uneconomical pricing, (iii) new importers of LNG seeking to develop smaller - scale facilities, including FSRU capabilities near shore to growing LNG markets, and (iv) other prospective customers.* » NextDecade has also had discussions with entities facing flagging domestic production amidst aging resource basins. As energy demand around the world rises, some of these countries are facing new supply shortages or are not able to fulfill existing contracts. Commercial Strategy Rio Grande LNG: Commercial Artist’s Rendering * Among other FSRU capabilities and experience, NextDecade announced a HOA with FLEX LNG on December 12, 2016.

Rio Grande LNG: Gas Supply

NextDecade
A Portfolio LNG Company

RGLNG is optimally located close to key reserve basins (especially the Permian Basin and Eagle Ford Shale) and has access to entirely different pipeline networks than other competitive projects in Eastern Texas and Western Louisiana.

Texas Gas Market

- The Permian Basin saw nearly *$30 billion of M&A activity in 2016*, approximately half of all U.S. upstream M&A activity. Drilling and Completion (D&C) spending in the Basin is expected to more than double by 2018, and comprise approximately 45 percent of total U.S. D&C spending in the next two years (from just 20 percent in 2014).
- In the past few years, significant discoveries have taken place in the Permian Basin and Eagle Ford Shale. In September 2016, Apache Corp. announced the discovery of 75 Tcf of rich natural gas in the Barnett and Woodford shales alone.
- These basins are also expected to produce vast quantities of associated gas, which occurs concurrently with oil production, regardless of the current price of natural gas.
- Per Texas state law, associated gas cannot be flared for extended periods of time, meaning producers must find some outlet for their unintended gas production. Given seasonal Mexican demand, diminishing West Coast demand, and increased gas supplies from the Northeast, local LNG export facilities represent one of the most attractive offtake opportunities.
- West and South Texas gas infrastructure continues to be developed, evidenced by the construction or acquisition of several pipelines (recently, Kinder Morgan, Enterprise, Blackstone, and Namerico, among others) and storage assets.

Permian, Eagle Ford, and Bakken Natural Gas Production



Permian
Eagle Ford
Bakken
Bcf/d
18.0
16.0
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
Jan-07
Oct-07
Jul-08
Apr-09
Jan-10
Oct-10
Jul-11
Apr-12
Jan-13
Oct-13
Jul-14
Apr-15
Jan-16
Nov-16

Production Trends. According to the Energy Information Administration ("EIA"), current natural gas production in the Permian Basin has risen to more than 8.1 Mcf/d from May 2016 levels of approximately 6.9 Mcf/d. Current oil production in the Permian has risen to more than 2.3 MMbbl/d from 1.9 MMbbl/d in May 2016. These comprise 17.0% and 18.8% year-over-year increases, respectively, and both capital spending and production are expected to continue rising precipitously in the coming years.

Competitive Advantages for NextDecade. Significant gas production relative to anticipated takeaway capacity constraints could lead to negative basis as compared to Henry Hub, affording NextDecade a competitive advantage relative to other second-wave U.S. LNG project sponsors.

Graph Source: EIA, NGI's Daily Gas Price Index calculations

PAGE 29

PAGE 30 Historically, most international LNG projects were constructed on the premise of necessity to move “stranded gas” (supply push) to large demand markets such as Asia and Europe. Recently, US LNG capacity expansions have been driven by a “demand pull” and a price arbitrage opportunity. Conditions are again set to change with the massive new gas discoveries in Texas. Source: Wood Mackenzie Global LNG FIDs (mtpa) Next Wave of LNG: Texas Stranded Gas Demand Pull Supply Push TX Stranded Gas? 0 5 10 15 20 25 30 35 40 45 50 1993 1996 1999 2002 2005 2008 2011 2014 2017 2020 US LNG Cheniere, Cameron, Freeport Brunei, Qatar, T&T, Nigeria, Oman Australia LNG Gorgon, QCLNG, GLNG, Wheatstone, Ichthys

Rio Grande LNG: Engineering

NEXTDECADE
A Portfolio LNG Company

RGLNG's EPC liquefaction costs are expected to be among the most competitive in the world due to NextDecade's close collaboration with its EPC contractor (Chicago Bridge & Iron) and equipment providers (GE Oil & Gas), as well as its use of proven technology (AP-C3MR™).

Capital Cost, Liquefaction Technology, and Engineering

- NextDecade engaged CB&I to conduct its FEED work, and is in the process of finalizing detailed negotiations for a LSTK EPC contract that includes performance, time, and cost guarantees.
- Air Products' C3MR™ Technology is used in a wide array of LNG projects around the world, including in several LNG projects under construction in the United States. On April 25, 2017, NextDecade announced its intent to utilize GE's gas turbine and compressor equipment, representing another step in de-risking aspects of the project.
- NextDecade's FERC applications contemplate the project's entire six trains of production. NextDecade's base case is to start with three trains at RGLNG, though the Company can take an initial positive FID on as few as two trains.
- NextDecade estimates construction costs for the first three liquefaction trains of the RGLNG project of approximately $478-502/ton before owners' costs, financing costs, and contingencies. Next Decade estimates construction costs for a positive FID on just two trains would be $536-563/ton.
- NextDecade believes that value improvements identified by CB&I and NextDecade could achieve further potential EPC cost reduction to approximately $500-535/ton for two trains, with a target reduction to less than $450/ton in the three-train base case, through optimization efforts undertaken by NextDecade in conjunction with its EPC contractor, equipment suppliers, and other integrated system vendors.

3 Trains
$478-502/ton

GE Oil & Gas

2 Trains
$536-563/ton



Artist's Rendering

PAGE 31

Rio Grande LNG: Regulatory

NextDecade filed its formal FERC application in May 2016 and has allocated significant time and resources to advance the regulatory processes with FERC and other agencies.

Regulatory Highlights

- NextDecade commenced pre-filing with FERC in March 2015 and filed its formal application under Section 3 of the Natural Gas Act on May 5, 2016. The Company has devoted significant time and resources in its initial filings and FERC responses in an effort to minimize the required time for FERC approval.
- A DEIS is expected in mid-2017, while final authorization of RGLNG under Section 3(a) of the Natural Gas Act, and of RBPL under Section 7(c) of the Natural Gas Act, is expected in mid-2018.
- Additionally, NextDecade has already received its authorization from the U.S. Department of Energy ("DOE") to export LNG from the United States to countries with which the U.S. has executed free trade agreements ("FTAs"), and anticipates non-FTA authorization shortly after completion of the FERC process.
- NextDecade views its LNG export project favorably in relation to some of the stated goals of the Trump administration: namely a greater emphasis on U.S. natural resource production, focus on increased exports to reduce the U.S. trade deficit with nations (e.g. Japan), desire for new infrastructure assets, and the creation of construction and other jobs that come with it, among others.


Anadarko
Fayetteville
Permian
Barnett
Haynesville
Eagle Ford
Gulf Coast
Artist's Rendering

PAGE 32

PAGE 33 • At full build - out, the RBPL will comprise two, parallel 137 - mile long, 42 - inch natural gas pipelines • Each of the two pipelines is expected to have a capacity of up to 2.25 Bcf/d (up to 4.5 Bcf/d total) and is designed to interconnect with eight existing pipelines with a combined throughput capacity of 6.7 Bcf/d • Management believes infrastructure to the Agua Dulce market is poised to attract significant capital in the coming years as favorable pricing spreads over other domestic hubs persist and regional production scales markedly, not to mention increasing demand via pipelines to Mexico • NextDecade has completed FERC filings for the RBPL in conjunction with its filings for the RGLNG project • The underlying land has very conducive topography, crossing only one major highway, few minor highways, few minor streams, and no major changes in elevation • Capital expenditures can be scaled alongside the RBPL project with compression added for each RGLNG train Rio Bravo Pipeline: Overview 8 Interconnects Compressor Station #1 Interconnect Booster Stations (2) Compressor Station #2 Compressor Station #3

Permian Basin and Eagle Ford Shale 6

PAGE 35 -30 -20 -10 0 10 20 30 40 Proved Reserves Sources: Energy Information Administration, U.S. Geological Survey, Apache Corp. • Vast quantities of natural gas have been proven as reserves in the United States • U.S. independent shale manufacturers have created extraordinary value improvements and efficiencies: ‒ Recovery Improvements: lateral lengths, fracking/proppant technology and refracking ‒ Rig Productivity: pad drilling • Efficiencies reduce both operating and lifecycle costs, incentivizing continued activity • Shale oil production is increasingly important to North American natural gas production and pricing • Between 2007 and 2014, reserves increased by at least 25 Tcf each year with the exception of 2008 and 2012 U.S. Gas Proved Reserves and Demand (Tcf) Yearly Reserve Increases (Tcf) U.S. Reserves: Vast Quantities of Inexpensive Gas 0 100 200 300 400 500 1980 1984 1988 1992 1996 2000 2004 2008 2012 Reserves Tcf Demand Tcf/Year Alpine High & Wolfcamp 95 2016: 92+ Tcf 2016 3P Discoveries NextDecade’s RGLNG project is optimally located in Brownsville, Texas, in close proximity to the Permian Basin and Eagle Ford Shale. NextDecade expects to realize material benefits from the ability to provide its customers with access to low - cost associated gas derived from Texas resource basins.

PAGE 36 The South Texas gas market is poised to benefit from several distinct trends. Many reserve basins proximate to NextDecade have drilled economically even in a low oil price environment, and the emergence of the Marcellus and Utica plays increasingly pushes gas flows southward. 1: Railroad Commission of Texas, Statewide Rule 32 | Image and Graph Source: DrillingInfo / Ponderosa Energy • Remarkable production from the Marcellus and Utica shale gas plays have not only satisfied northeastern demand but has also reversed the typical south - to - north gas flow. • Production from key Texas basins, namely the Permian Basin and Eagle Ford Shale, is expected to exceed production levels in the Northeast region and create more supply than available demand. • Westward flow towards California continues to combat weakening demand and limited storage capacity, while southern flows to Mexico are highly seasonal and likely to encounter greater domestic production. • Excess gas cannot be flared for extended periods of time in the State of Texas. Thus, associated gas break - evens in the Permian Basin imply “negative” basis, providing an opportunity for gas to reach Gulf Coast markets economically. We believe stable outlets like LNG export facilities are likely more attractive for gas producers than domestic options where incremental demand may be limited. • We believe NextDecade’s RBPL, designed to interconnect with eight existing pipelines with a combined throughput capacity of 6.7 Bcf/d, will have supply flexibility and competitive pricing. US Production & Flow Changes (2020 vs 2016) Dry Natural Gas Production by Key Basin (Bcf/d) Trends: Gulf Coast Exports Benefit from Production 0 20 40 60 80 100 2005 2010 2015 2020 2025 2030 Haynesville Anadarko Permian Eagle Ford Northeast Rest Of US CAGR (%) 2.3% 1.7% 5.1% 4.3% 3.2% - 2.4%

PAGE 37 Sources: DrillingInfo / Ponderosa Energy, Apache Corporation Eagle Ford Gas Production (Bcf/d) • Apache recently confirmed the discovery of a significant new resource play, the “Alpine High,” in the southern portion of the Delaware Basin (Reeves County, Texas) with 75 Tcf of rich gas in place; Apache’s September 2016 announcement confirms that $2.50 gas and $40 oil supports 30%+ IRR (including infrastructure to access the market) • Even at moderate oil prices, production from these two basins is projected to rise dramatically • In the Permian Basin, an increase in WTI to $70 per barrel is forecasted to drive an additional 2.8 Bcf/d of supply • Furthermore, even with WTI at $30 per barrel, Eagle Ford Shale production would only experience modest declines Permian Gas Production (Bcf/d) Production: Permian Basin and Eagle Ford Shale 0 1 2 3 4 5 6 7 8 9 10 2010 2012 2014 2016 2018 2020 $80 WTI $50 WTI $30 WTI Natural Decline Both capital spending and production are expected to rise meaningfully in the coming years.

Associated Gas: South Texas Benefits

NEXTDECADE
A Portfolio LNG Company

Associated gas is a key byproduct of oil production, particularly in some of the largest onshore fields in the United States. According to the Energy Information Administration ("EIA"), current natural gas production in the Permian Basin has risen to more than 8.1 Mcf/d from May 2016 levels of approximately 6.9 Mcf/d, and is expected to continue rising with higher levels of oil production.

Henry Hub Breakevens @ $50 WTI, 20% IRR ($ / MMBtu)



$10.0
$5.0
$0.0
-$5.0
Associated Gas Will Reach Market, Flaring in Texas Limited To Very Short-Term Needs*
Other
Gas Play
Eagle Ford & Permian

- NextDecade believes there will be a significant amount of associated gas produced in the Eagle Ford and Permian Basins. Associated gas occurs concurrently with oil production, regardless of the current price of natural gas.
- Associated gas cannot be flared for extended periods of time in Texas, meaning producers must find some outlet for their gas production. Given seasonal Mexican demand, diminishing West Coast demand, and increased gas supplies from the Northeast, local LNG export facilities represent one of the most attractive offtake opportunities.
- This unexpected associated gas production creates the concept of a "negative break-even price," whereby producers could pay for someone to take their associated gas. This dynamic is prevalent in many basins around the US, but is particularly common in the Eagle Ford and Permian basins, where significant quantities of associated gas are expected to be produced and negative break-evens achieved at a modest oil price of $50 per barrel. As shown above, the Eagle Ford & Permian plays (dark purple columns) achieve projected breakeven returns even at negative gas prices.

Source: DrillingInfo / Ponderosa Energy | * Railroad Commission of Texas, Statewide Rule 32

PAGE 38

PAGE 39 Permian production costs are among the lowest across U.S. basins, providing ample scope to absorb transport costs from Waha to Agua Dulce. Source: DrillingInfo / Ponderosa Energy , Company Filings, Petroleum Listing Service, Inc. Notes 1. Everything <$0.00/mmbtu is in the money due to present - day crude oil prices. These areas are producing gas so inexpensively they would pay someone to take it away. 2. Ponderosa Energy has applied representative D&C / LOE well costs, total well recovery estimates, and hydrocarbon quality adjustments for each play based on information from the public domain, individual producers, and in - house expert opinions. 3. Apache January 5 investor presentation reports $0.40/mmbtu break - even gas prices for Alpine High ($50.00 WTI). Comparison: U.S. Reserve Basins Rank Play Gas Breakeven* $/mmbtu 1 Permian - Midland $(6.31) 2 Permian - Delaware (2.69) 3 Eagle Ford (0.31) 4 Permian - Alpine High 0.76 5 Marcellus - PA - West 1.45 6 Marcellus - WV 1.51 7 Barnett - Dry 2.16 8 Utica - Wet 2.16 9 Anadarko - Woodford 2.22 10 Haynesville 2.26 11 Utica - Dry Gas 2.26 12 Fayetteville 2.27 13 Marcellus - PA - North 2.40 14 Marcellus - PA - South 2.98 15 Barnett - Wet 3.80 RGLNG 1 2 3 5 6 7 8 9 11 12 13 14 15 10 4

PAGE 40 The Permian Basin saw nearly $30 billion of M&A activity in 2016 , approximately half of all U.S. upstream M&A activity showcasing elevated interest among producers. Drilling and Completion (D&C) spending in the Basin is expected to more than double (YoY) by 2018 , and comprise approximately 44 percent of total U.S. D&C spending in the next two years (from just 20 percent in 2014). Source: Pioneer, DrillingInfo / Ponderosa Energy, Company Filings, Petroleum Listing Service, Inc. Permian Basin: A World - Class Reserve Base Cantarell, Mexico Zuluf, Saudi Arabia Romashkinskoye, Russia ADCO, UAE Shaybah, Saudi Arabia Samotlorskoye, Russia Eagle Ford, USA Safaniyah, Saudi Arabia Burgan, Kuwait Ghawar, Saudi Arabia Qatar Permian, USA 0 20 40 60 80 100 120 140 160 180 200 Total Recoverable Resource 2P (BBoe) ▪ Permian ranks as the largest field in the world ▪ Discoveries like Alpine High will only grow Delaware & Permian Basin reserve estimates. Delaware 42% Midland 58% Breakout of Permian Basin Reserves Alpine High Estimate Wolfcamp Shale Estimate

Appendix A: Additional Project Information 7

CB&I: LNG EPC Expert

NEXTDECADE
A Portfolio LNG Company

CB&I is a preeminent LNG EPC contractor with over 50 years of experience on some of the largest projects in the world, an exceptional training and safety record, and a deep relationship with the Rio Grande Valley workforce.

- CB&I has deep experience with the LNG industry, having been involved in the construction of 20 import terminals, 29 peak shavers, LNG storage facilities, and some of the most prominent export terminals in the world
- CB&I has a successful record of working with the Air Products technology, RGLNG's primary liquefaction technology
- CB&I generated an outstanding safety and training record during Peru LNG construction; at peak, they had 5,600 workers, 1,000,000 hours of training, over 27 million man-hours, and an exceptional lost time incident rate of 0.01 (the U.S. average is 2.0-3.0)
- CB&I is also experienced with the Rio Grande Valley, currently employs approximately 800 workers at Cameron LNG, and has recruited more than 2,000 workers from the area since 2010
- CB&I and NextDecade are collaborating with local technical colleges and organizations to build a capable workforce



Africa
- Tanzania – Pre-FEED
- Mozambique – FEED/EPC Tender

Americas
- Peru – EPC
- Cameron – FEED/EPC
- Freeport – FEED Verification/EPC
- Elba Island – FEED/EPC Tender
- Golden Pass – FEED
- Lake Charles – EPC Tender

Australia
- Gorgon – Tanks EPC
- Wheatstone – Mech Erection

PAGE 42

PAGE 43 Source: Apache Slide Presentation, September 7, 2016 • Apache has secured more than 300,000 contiguous acres, mainly in Reeves County, Texas • Apache’s September 2016 announcement states its view that $2.50 gas and $40 WTI supports 30%+ IRR (including infrastructure to provide access to the market) • The firm also sees oil potential in the shallower Pennsylvanian, Bone Springs, and Wolfcamp formations • Many of the world’s largest E&P companies have substantial acreage positions in the Permian, including Occidental Petroleum, Chevron, ExxonMobil, and Concho Resources Alpine High Location: Reeves County, TX Apache: Alpine High & Drill - Out Program On September 7, 2016, Apache Corporation announced that it estimates its holdings contain 75 Tcf of rich gas and 3 billion barrels of oil in the Barnett and Woodford shales alone. The Alpine High Discovery is capable of producing large amounts of natural gas. Limiting factors are demand and the capital/logistic limitations of upstream operators. 0 2 4 6 8 10 2005 2007 2009 2011 2013 2015 2017 2019 2021 2023 2025 2027 2029 $50/Bbl WTI & $3/MMBtu HH $50/Bbl WTI & $3/MMBtu HH w/Alpine High Development 30 Wells/Month +4 Bcf/d Delaware Basin Natural Gas Production (Bcf/d)

Appendix B: Shoal Point Overview 8

PAGE 45 Shoal Point: Overview Houston Shoal Point Site Key Points • NextDecade leased a total of 994 acres in Texas City for the development of its Shoal Point project ‒ Lease period 3+1 years; ending Dec. 31, 2020 ‒ Option to enter into long - term lease for 30+20 years • Located within the Port of Houston, second largest U.S. port based on tonnage (235 million tons in 2014) ‒ Highly industrial area on the Texas City Ship Channel with depth of 45 feet ‒ Approximately 40 miles from downtown Houston • Facility planned as a 2+1 train terminal with 4.5 mtpa per train ( 13.5 mtpa total capacity) Texas City boundary

PAGE 46 Shoal Point: Aerial View Site Area 994 Acres

PAGE 47 Management believes that the Shoal Point site is one of the most attractive locations along the U.S. Gulf Coast • Project is sited in a highly industrial area with very close access to the Gulf of Mexico • Project to have access to two major gas pipeline market hubs: Katy & Houston Ship Channel ̶ Prices historically have traded at a discount to Henry Hub ̶ There are major pipelines in close proximity to site (5 to 60 miles) ̶ Pricing is expected to improve due to impact of growth in Permian Basin production • Project could benefit from incremental opportunities ̶ The Ports of Houston, Texas City, and Galveston represent the largest combined port complex in the U.S. ̶ NextDecade will seek to leverage LNG facility for smaller scale fueling and bunkering opportunities (vessels, intercoastal waterway barging distribution, port and government vehicle fleets) The Project represents an attractive opportunity for NextDecade to leverage its capabilities with a distinct customer segment • NextDecade expects to market its Shoal Point project to a single potential development partner interested in developing, owning, and operating an LNG facility in the energy capital of the world • NextDecade plans to support a partner on U.S. upstream gas supplies, enabling its partner to co - develop and utilize LNG infrastructure with access to inexpensive U.S. shale gas • NextDecade plans to use its experience, learning, intellectual property, and networks derived from the development of the RGLNG project to translate into cost savings and efficiency benefits to future partner ̶ RGLNG design capable of replication ̶ Timing could foster continuity with RGLNG engineering, regulatory, and environmental resources • Early development phase expected to consume 12 - 18 months during which time a partner will be sought; focusing on limited spend, development team will conduct preliminary engineering (pre - FEED), community outreach activities, land surveys, and FERC pre - filing process Shoal Point: Potential and Development

Appendix C: Valuation Assessment 9

NextDecade: Valuation

NEXTDECADE
A Portfolio LNG Company

The valuation of NextDecade and its proposed RGLNG and RBPL projects – in advance of the Proposed Merger – can be assessed using the below methodologies.

NextDecade Valuation

- **Valuation Dynamics.** For purposes of the following valuation assessment, each of RGLNG's liquefaction trains, the RBPL and NextDecade itself were assumed to be pass-through entities for taxation purposes*.
- **Valuation Analysis.** To provide for a comprehensive analysis of NextDecade's valuation, two primary valuation methodologies were used: 1) an aggregation of the discounted equity value for each of NextDecade's assets utilizing various terminal value yields on the levered free cash flows attributable to NextDecade; and 2) an aggregation of the discounted value of the terminal equity value attributable to NextDecade for each of NextDecade's proposed assets—i.e. the RGLNG and RBPL projects—once operations commence at each of the assets.
- **Aggregated Valuation.** As shown in the diagram to the right and on the following slides, the valuation assessment yields a range of ***<u>$2.3 billion to $3.8 billion.</u>***

NextDecade Consolidated Valuations		
Analysis	**Sub-Analysis**	**Total Valuation ($MM)**
FCF Yield	8%	**$3,833**
FCF Yield	9%	**$3,407**
FCF Yield	10%	**$3,067**
EBITDA Multiple	9x	**$2,327**
EBITDA Multiple	10x	**$2,854**
EBITDA Multiple	11x	**$3,381**
Median		**$3,224**
Average		**$3,145**
25th Percentile		**$2,722**
75th Percentile		**$3,514**

*At the time of the valuation assessment, NextDecade was a limited-liability company and as such, is considered to be a "pass-through" entity for taxation purposes. Although following the Proposed Merger the combined entity will be a C-corp—and thus subject to taxation on income earned—NextDecade believes its assets and their corresponding income earned will be MLP eligible and thus NextDecade's assets may be considered to be pass-through entities for taxation or other purposes. Notwithstanding the above, any prospective investor should not rely on this valuation assessment for taxation purposes and should consult any relevant legal, tax, accounting, financial and/or other relevant advisors prior to making any investment decision.

NOTE: The above is presented on the basis of NextDecade assumptions and projections. Assumptions and projections are inherently hypothetical and subject to revision. Actual results may differ materially. Prospective investors are encouraged to review Harmony's proxy materials as they contain important information about investment opportunities in NextDecade, Harmony, and/or the combined entity. In the event of a discrepancy between the proxy statement and this presentation, the proxy statement shall supersede this presentation.

PAGE 49

PAGE 50 Shown below is an analysis of the implied valuation of NextDecade utilizing a FCF terminal value yields range of 8 - 10 percent to assess an appropriate equity value for the assets and NextDecade as a whole. NextDecade: FCF Yield Analysis • FCF Yield Analysis. The top left diagram showcases an illustrative valuation of NextDecade utilizing a range of terminal value yields (8% - 10%) assessed on the annual run - rate levered free cash flows attributable to NextDecade — i.e. the residual cash flows post the requisite payment to project - level debt and equity holders — to generate an appropriate equity terminal value. Thereafter, the terminal values for each of the liquefaction trains and RBPL were discounted back to the present at varying discount rates. As can be seen on the left, the attributable valuation to NextDecade of RGLNG’s first two liquefaction trains ranges from $1.8 billion to $2.2 billion ; although NextDecade anticipates eventually taking FID on all of RGLNG’s six liquefaction trains and the associated RBPL, the project can take positive FID on just two trains if required. • Consolidated Valuation. The two figures on the left showcase a consolidated present - day valuation for all six liquefaction trains and the RBPL of approximately $3.8 billion in the 8% terminal value yield scenario. Each subsequent asset adds its corresponding present - day value to NextDecade’s consolidated valuation, however, RGLNG’s first three liquefaction trains and the RBPL represent over 85% of the implied consolidated valuation of NextDecade. *Notes: Assumed terminal value dates ranging from Q4 2022 to Q4 2026 for the assets; terminal values assume public overhead costs of 1.02x assessed on residual levered cash flows; discount rates of between 20% and 45% (discounting back to 4/30/2017) were applied on the implied FCF yield terminal values based on the anticipated timing of each asset. ^Diagram showcases a scenario with a FCF terminal value yield of 8%. FCF Yield Valuation Assessment ($MM) FCF Yield 8% 9% 10% Trains 1 & 2 2,185 1,942 1,748 Train 3 686 610 549 Rio Bravo Pipeline 393 350 315 Train 4 318 282 254 Train 5 166 147 133 Train 6 86 76 69 Consolidated Valuation 3,833 3,407 3,067 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 Train 1 & 2 Train 3 Pipeline Train 4 Train 5 Train 6 Total Valuation ($MM)^ IMPORTANT NOTE: The above is presented on the basis of NextDecade assumptions and projections. Assumptions and projections are inherently hyp ot hetical and subject to revision. Actual results may differ materially. Prospective investors are encouraged to review Harmony’s proxy materials as they contain important information about investme nt opportunities in NextDecade, Harmony, and/or the combined entity. In the event of a discrepancy between the proxy statement and this presentation, the proxy statement shall supersede this presentation.

PAGE 51 Shown below is an analysis of the implied valuation of NextDecade utilizing various EV / EBITDA multiples (x - axis) and discount rates (y - axis) to assess an attributable valuation for the Company. NextDecade: EBITDA Multiples Analysis ^Terminal value multiples assessed on annual run - rate EBITDA at dates ranging from Q4 2022 to Q4 2026 for the assets based on an ticipated timing of run - rate EBITDA for each asset; bottom left figure above subtracts anticipated debt at the time of terminal value assessment (which varies by asset) from asset implied enterprise value and sub seq uently subtracts the implied ownership attributable to project - level equity investors. Each of NextDecade’s assets have terminal value dates which vary and as a result, the Undiscounted Future Implied Value figure above is purely illustrative in nature and is date agnostic. *Discount rates of 15% to 30% utilized for RGLNG trains 1 - 3 and the RBPL, with RGLNG train 4 utilizing discount rates of 25% - 40% and RGLNG trains 5 and 6 utilizing discount rates of 30% - 45%. Discount rates above correspond to RGLNG trains 1 - 3 and the RBPL, with corresponding higher discount rate utilized for RGLNG trains 4 - 6. Present value date of 4/30 /2017 utilized. • EBITDA Multiples Analysis. In the top left figure, a range of EV / EBITDA multiples — ranging from 8x to 12x — was assessed on the run - rate EBITDA of each of RGLNG’s six proposed liquefaction trains, as well as the proposed RBPL, leading to terminal enterprise values for each of the assets. • NextDecade Asset Equity Value. Following the reduction of anticipated debt outstanding for each asset at the terminal value date, the requisite implied ownership assumed to be attributable to project - level equity holders — i.e. the requisite ownership level to achieve an appropriate IRR — was subtracted from the projected levered cash flows attributable to all equity holders of each asset, generating the implied residual equity value for each asset attributable to NextDecade. Discount rates ranging from 15% to 45%* were levied on the residual equity values of each asset, and following the sum of each asset’s attributable value to NextDecade, an average valuation range of $2.0 to $3.8 billion was generated (red box within the top left figure). • Undiscounted Future Implied Value. For illustrative purposes, the bottom left figure showcases the implied undiscounted total equity value for all six liquefaction trains and the RBPL attributable to NextDecade — i.e. after subtracting out the value attributable to project - level debt and equity holders — under the same range of multiples. The analysis yields a mid - range of approximately $13 - $19 billion (red box).^ Equity Value of NextDecade $MM 8x 9x 10x 11x 12x 15%* 2,678 3,462 4,245 5,029 5,813 20%* 2,034 2,630 3,226 3,822 4,418 25%* 1,564 2,023 2,482 2,941 3,400 30%* 1,217 1,574 1,931 2,288 2,646 Undiscounted Future Implied Value ($MM)^ Asset 8x 9x 10x 11x 12x Total Value 10,174 13,044 15,915 18,785 21,655 IMPORTANT NOTE: The above is presented on the basis of NextDecade assumptions and projections. Assumptions and projections are inherently hyp ot hetical and subject to revision. Actual results may differ materially. Prospective investors are encouraged to review Harmony’s proxy materials as they contain important information about investme nt opportunities in NextDecade, Harmony, and/or the combined entity. In the event of a discrepancy between the proxy statement and this presentation, the proxy statement shall supersede this presentation.

Contact Information 10

PAGE 53 Contact Harmony Merger Corp. 777 Third Avenue, 37th Floor New York, New York 10017 David Sgro, Chief Operating Officer T: + 1 (212) 319 7676 | E: ds@harmonymergercorp.com H ARMONY Ward CC (for NextDecade) 5959 West Loop South, Suite 510 Bellaire, Texas 77401 Molly LeCronier, Vice President T: + 1 (713) 869 0707 | E: mlecronier@wardcc.com C OMMUNICATIONS Height Securities, LLC* 1775 Pennsylvania Avenue NW, 11th Floor Washington, D.C. 20006 Patrick Hughes, Managing Director T: + 1 (202) 629 0004 | E: phughes@heightllc.com F INANCIAL A DVISOR * Height Securities, LLC is a broker - dealer registered with the Financial Industry Regulatory Authority (FINRA) and the U.S. Sec urities and Exchange Commission (SEC), and is a member of the Securities Investor Protection Corporation (SIPC). NextDecade, LLC 3 Waterway Square Place, Suite 400 The Woodlands, Texas 77380 Ben Atkins, Chief Financial Officer T: + 1 (832) 404 2064 | E: ben@next - decade.com

PAGE 54 x Experienced team x Extensive commercial relationships x Strategic partners x Expertise along the value chain x Proven technology x Substantial de - risking accomplished x Favorable sites x Key development milestones completed

PAGE 54 x Experienced team x Extensive commercial relationships x Strategic partners x Expertise along the value chain x Proven technology x Substantial de - risking accomplished x Favorable site x Key development milestones completed x Strong regional political support